EXHIBIT 21.1
SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation or Formation
1100 Compton, LLC	Delaware
ABC Agency Network of Texas, LLC	Texas
ABC Agency Network, Inc.	Louisiana
Adirondack AIF, LLC	New York
Agent Alliance Insurance Company	Alabama
AgentCubed, LLC	Idaho
Allied Producers Reinsurance Company, Ltd.	Bermuda
America’s Health Care/RX Plan Agency, Inc.	Delaware
American Capital Acquisition Investments S.A.	Luxembourg
Assigned Risk Solutions Ltd.	New Jersey
Century-National Insurance Company	California
ClearSide General Insurance Services, LLC	California
Direct Administration, Inc.	Tennessee
Direct Bay, LLC	Florida
Direct General Consumer Products, Inc.	Tennessee
Direct General Financial Services, Inc.	Tennessee
Direct General Insurance Agency, Inc.	Tennessee
Direct General Insurance Company	Indiana
Direct General Insurance Company of Mississippi	Mississippi
Direct General Life Insurance Company	South Carolina
Direct General Premium Finance Company	Tennessee
Direct Insurance Company	North Carolina
Direct National Insurance Company	North Carolina
Health Network Group, LLC	Delaware
Healthcare Solutions Team, LLC	Illinois
HealthCompare Insurance Services, Inc.	Delaware
Imperial Fire and Casualty Insurance Company	North Carolina
Imperial General Agency of Texas, Inc.	Texas
Imperial Insurance Managers, LLC	Texas
Imperial Marketing Corporation	Louisiana
Integon Casualty Insurance Company	North Carolina
Integon General Insurance Corporation	North Carolina
Integon Indemnity Corporation	North Carolina
Integon National Insurance Company	North Carolina
Integon Preferred Insurance Company	North Carolina
Integon Properties S.A. de C.V.	Mexico
Integon Service Co, S.A. de C.V.	Mexico
John Alden Financial Corporation	Delaware
LeadCloud, LLC	Maryland
MIC General Insurance Corporation	Michigan
National Farmers Union Property and Casualty Company	North Carolina

Entity Name	Jurisdiction of Incorporation or Formation
National General Assurance Company	Missouri
National General Holdings Bermuda, Ltd.	Bermuda
National General Holdings Luxembourg S.à.r.l.	Luxembourg
National General Insurance Company	Missouri
National General Insurance, Ltd.	Bermuda
National General Insurance Management Ltd.	Bermuda
National General Insurance Marketing, Inc.	Missouri
National General Insurance Online, Inc.	Missouri
National General Lender Services, Inc.	Delaware
National General Management Corp.	Delaware
National General Motor Club, Inc.	North Carolina
National General Premier Insurance Company	California
National General Re Ltd.	Bermuda
National Health Insurance Company	Texas
New Jersey Skylands Management, LLC	Delaware
New South Insurance Company	North Carolina
Newport Management Corporation	California
NG Holdings, LLC	Delaware
NGLS Adjusting, LLC	Delaware
NGLS Insurance Services, Inc.	California
NSM Sales Corporation	Nevada
Personal Express Insurance Services, Inc.	California
Quotit Corporation	California
RAC Insurance Partners, LLC	Florida
Renuant, LLC	Nevada
Right Choice Insurance Agency Inc.	Tennessee
Seattle Specialty Insurance Services, Inc.	Washington
Standard Property and Casualty Insurance Company	Illinois
Syndeste, LLC	Virginia
The Association Benefits Solution, LLC	Delaware
Velapoint, LLC	Washington
Western General Agency, Inc.	California